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                                                               Exhibit 10(e)(vi)

                                 AMENDMENT NO. 9
                                     TO THE
                           LIZ CLAIBORNE SAVINGS PLAN

              (As Amended and Restated Effective January 1, 1987)


                  The Liz Claiborne Savings Plan as amended and restated effective January 1, 1987 (the "Plan") is hereby further amended effective January 1, 1998 in the following respects:


                  (1)      Section 8.3 is restated to read as follows:

                           "8.3 Payment Medium. The vested balance of a Member's
                  Accounts shall be paid by (a) allocating all or a part of his Accounts' balances to the Company Stock Fund as of the Valuation Date established for distribution thereof in accordance with the provisions of Article IX, and (b) distributing the number of shares of Company stock then held in the Trust for his Accounts equal to the portion of his Accounts to be distributed to him; provided, that the Member may request that his Accounts be distributed, in whole or in part, in cash. Notwithstanding the foregoing, if the value of a Member's vested interest in his Accounts does not exceed (and did not exceed at the time of any prior distribution under the Plan) $5,000 ($3,500 if prior to January 1, 1998) (including, if applicable, a value equal to zero), such Member's distribution shall be paid in cash except as the Committee shall otherwise direct; provided, that the Member may request that his Accounts be distributed, in whole or in part, in shares of Company stock. If distribution is to be made in cash in respect of any portion of a Member's interest in the Trust Fund represented by Company stock, such Company stock shall be converted into its cash equivalent based on the value of Company stock as of the Valuation Date established for distribution thereof."

                  (2) That portion of Section 9.1 that follows the subparagraph entitled

"Option IV" is restated to read as follows:

                  "Notwithstanding the foregoing, (a) if the value of a Member's vested interest in his Accounts does not exceed (and did not exceed at the time of any prior distribution under the Plan) $5,000 ($3,500 if prior to January 1, 1998) (including, if applicable, a value equal to zero), Option I applies, (b) if no timely election of Option I, II or III is received, and the value of a Member's vested interest in his Accounts exceeds
                  (or exceeded at the time of any prior distribution under the
                  Plan) $5,000 ($3,500 if prior to January 1, 1998),
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                  Option IV applies, and (c) if no timely election of Option III applies, distribution upon death (whether before or after termination of employment for any other reason) shall be made in a single payment as soon as administratively practicable after the Valuation Date coincident with or next following the date of death. If the Beneficiary is the Member's spouse, distribution shall be made or begin within 90 days after the Member's death if reasonably practicable and otherwise as soon as practicable. If the Member had attained his Normal Retirement Date prior to his death, distribution shall be made or begin not later than 60 days following the close of the Plan Year in which his death occurs. Any amount credited to the deceased Participant's Accounts as of the last day of the Plan Year in which he dies shall be distributed to his Beneficiary, or included in the amounts being distributed under Option III, as soon as practicable. No withdrawals under
                  Article VII may be made from any Accounts continued in the Trust Fund following a Member's Termination of Employment. Any amount distributable under Option II, III or IV of this
                  Article IX shall be held in the Member's Accounts until distribution, and until distributed such Accounts shall be subject to the periodic revaluation of the Trust Fund described in Article IV. Notwithstanding the foregoing provisions of this Section 9.1, no distributions shall be made during the period July 1, 1994 through September 15, 1994, or such other period of time as shall be determined by the Recordkeeper and approved by the Committee."

                  (3) Section 9.13.3 is restated to read as follows:

                               "9.13.3 Default Procedure. If, upon Termination
                      of Employment, the value of a Member's vested interest in his Accounts does not exceed (and did not exceed at the time of any prior distribution under the Plan) $5,000 ($3,500 if prior to January 1, 1998) and such Member does not make a timely election under Section 9.13 whether or not to directly rollover his distribution from the Plan, such distribution shall be made directly to the Member."

                  IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer the 12th day of August, 1998.


                                                        LIZ CLAIBORNE, INC.


                                                        By: /s/ Samuel M. Miller
                                                           _____________________

ATTEST:

/s/ Nicholas J. Rubino
___________________________

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